                                                                    EXHIBIT 10.2


                           FIRST AMENDED AND RESTATED

                LICENSE, MAINTENANCE AND DISTRIBUTION AGREEMENT

     THIS FIRST AMENDED AND RESTATED LICENSE, MAINTENANCE AND DISTRIBUTION AGREEMENT is entered as of this 28th day of May, 1999 ("Effective Date"), by and between Reuters Limited, a company organized under the laws of England and Wales, with offices at 85 Fleet Street, London EC4P 4AJ, United Kingdom ("Reuters") and TIBCO Finance Technology, Inc., a Delaware corporation, with offices at 3375 Hillview Avenue, Palo Alto, California 94304 ("TFT"), on the one hand, and TIBCO Software, Inc., a Delaware corporation, with offices at 3165 Porter Drive, Palo Alto, CA 94304 ("TSI"), on the other.

                                  WITNESSETH:

     WHEREAS, Reuters owns all right, title and interest in and to certain software and related technology for the creation of infrastructure middleware and devices for linking information, applications, and other software across local, wide-area and intra/inter networks in an event-driven (publish and subscribe) fashion;

     WHEREAS, TFT is a subsidiary of Reuters that develops and markets products and services based on such Reuters technology for various applications in the financial services market and TSI is a majority-owned indirect subsidiary of Reuters that was established by Reuters to, among other things, develop products and services based on such Reuters technology for various applications not related to financial services;

     WHEREAS, Reuters, TFT and TSI entered into the License, Maintenance and Distribution Agreement dated as of December 31, 1996 (the "Existing License
                                                           ----------------
Agreement");
---------

     WHEREAS, Reuters, TFT and TSI desire to amend and restate the Existing License Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     1.1  Construction. All references in this Agreement to "Articles,"
          ------------
"Sections," and "Schedules" refer to the articles, sections, exhibits and schedules to this Agreement. As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof", "herein" and "hereunder"
                                               ------    ------       ---------
and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any

[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

subdivision contained in this Agreement. The word "including" when used herein
                                                   ---------
is not intended to be exclusive and means "including without limitation."
                                           -----------------------------
References in this Agreement to "sell" and "sale" and the like, when used with respect to software, shall be deemed to refer to grant of a license of such software and shall in no event imply the transfer of title to such software.

     1.2  Capitalized Terms. The following capitalized terms will have the
          -----------------
meanings provided below:

          (a) "Acquiror's Products" means (i) products owned or Controlled by
               -------------------
any Person that acquires in a bona fide transaction all or substantially all of the business or assets of TSI (whether by merger, acquisition, asset sale or similar transaction), as of immediately prior to the effectiveness of the acquisition of such business or assets, and including products owned or Controlled by such Person that are under development as of such acquisition date and that are first made commercially available within six (6) months thereafter, and (ii) products derived from or based upon the products described in (i) above and that are made commercially available within six (6) months of such acquisition date.

          (b) "Affiliate(s)" of a Party means a Person that, but only for so
               ------------
long as such Person, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Party, provided, however, that, for the purposes of this Agreement, (i) Reuters and TSI and (ii) TFT and TSI, shall not be considered Affiliates of each other. For the purposes of the foregoing, unless otherwise stated with respect to the use of the term "Affiliate", "control" means the direct or indirect ownership by the controlling entity of 40% or more of the voting stock of the controlled entity or the right of the controlled entity to appoint more than 40% of the board of directors of the controlled entity. The term "Affiliates" excludes Persons that are under common ownership by a governmental or national entity.

          (c) "Agreement" means this First Amended and Restated License,
               ---------
Maintenance and Distribution Agreement, including all exhibits and schedules hereto.

          (d) "Agreement of Organization" means that certain agreement dated as
               -------------------------
of November 14, 1996 by and among Reuters, TFT, Reuters Nederland, B.V., TSI and Vivek Ranadive.

          (e) "Authorized License" means a license pursuant to which products
               ------------------
are licensed, or services are provided, by TSI to a Third-party or to an Affiliate of TSI, or by the Reuters Parties to a Third-party, and which contains, at a minimum, terms as protective of the Parties as the terms set forth in Schedule 1.2(e), and which is consistent with such terms and the terms of this Agreement.

          (f) "Broker" means any Person engaged in the business of effecting
               ------
transactions in Securities for the account of others, including proprietary trading systems, electronic brokers, and any such Person that is also a Dealer.

          (g) "Commodity Product" means a Licensed Product or any other software
               -----------------
product sold or licensed by TSI as an off-the-shelf, stand-alone product, sold or licensed, pursuant to an industry standard shrink wrap or click wrap license, directly or through normal software distribution channels, and which is intended by TSI or an Affiliate of TSI to be used by the end-user without the requirement for additional customization, or consulting services, excluding any such product that constitutes a Financial Product.

          (h) "Confidential Information" means any information disclosed by one
               ------------------------
Party to the other, which if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary", or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked "Confidential" within thirty (30) days of such disclosure.

          (i) "Control" means, with reference to rights, software products or
               -------
other Technology not owned by a referenced Party, the right of such Party to grant rights and sublicenses with respect thereto to the other Party or Parties without violating any obligation owing by such Party to a Third-party or an Affiliate of such other Party; provided that, if a payment of royalties or other consideration to such Third-party or such Affiliate is required in connection with the exercise by such other Party or Parties or their Affiliates of such rights, such software products and other Technology shall be deemed not to be Controlled by such Party unless such other Party or Parties agrees in writing to be responsible for all such royalties and consideration payable to such Third-party or Affiliate.

          (j) "Dealer" means any Person engaged in the business of buying and
               ------
selling Securities for his own account, through a Broker or otherwise.

          (k) "Deliverable" means any tangible material, work or thing delivered
               -----------
by one Party to the other hereunder, including, without limitation, the physical media on which any Source Code or Object Code is stored and associated technical documentation.

          (l) "Derivative Works" has the meaning ascribed to it under the United
               ----------------
States Copyright Law, Title 17 U.S.C. Sec. 101 et seq.

          (m) "Disclosing Party" means a Party that discloses Confidential
               ----------------
Information to the other Party.

          (n) "Distribution License" has the meaning set forth in Section
               --------------------
6.1(a).

          (o) "Effective Date" has the meaning set forth in the preamble.
               --------------

          (p) "Embedded" means, with reference to a hardware or software product
               --------
or component thereof, the incorporation or integration of such hardware or software product or component thereof with another hardware or software product or component thereof that contains significant additional functionality or features, provided such first hardware or software product or component thereof (including its application programming interfaces) cannot be accessed and used by an end-user on a stand-alone basis. In the context of a service offering, "Embedded" means the use of a hardware or software product or component thereof in a value-added service offering containing significant additional functionality or features (such as a Reuters information service or Personal Trader Workstation); provided that the end user of such service offering is not able to access and use such product or component (including its application programming interfaces) directly or on a stand-alone basis. For the avoidance of doubt, "Embedded" use shall not include stand-alone rental, service bureau or similar stand-alone use of such software product or component thereof.

          (q) "Enhancement" means any improvement, upgrade, enhancement, fix,
               -----------
extension to, or add-on module compatible or interoperable with, or Derivative Work of, any Technology, including any software or hardware.

          (r) "Exclusivity Period" has the meaning set forth in Section 6.1(c).
               ------------------

          (s) "Existing License Agreement" has the meaning set forth in the
               --------------------------
Recitals.

          (t) "ETX Software" means the TIB/Enterprise Transaction Express
               ------------
transaction-based messaging system that is based on the TIB Software.

          (u) "Financial Product" means a software or hardware product
               -----------------
specifically designed for use by a Financial Services Company, including such products that are intended or designed primarily to operate as, or as part of, financial trading or financial transactions products or systems, financial news, financial information or financial data products or systems or market data systems.

          (v) "Financial Services Company" means any Person that is engaged in
               --------------------------
or operates a financial services business including, without limitation, banks (including savings, commercial, merchant, and investment banks and credit unions), Securities Brokers, Dealers, investment managers, investment funds or partnerships, insurers, reinsurers, clearing organizations, Securities trading rooms and Securities exchanges. A Person shall be deemed to be engaged in or operate a financial services business for purposes of the foregoing sentence if such Person is a member of a group of related or affiliated companies where a majority portion measured in terms of revenues or capitalization of such group is attributable to activities constituting or relating to a financial services business; provided, however, that any such member of such a group of related or affiliated companies that itself is not engaged in or does not operate a financial services business shall not be considered a Financial Services Company if such member agrees in writing not to provide access to any Licensed Products or Licensed Services to or for the benefit of any other member of such group that is or is deemed to be a Financial Services Company. A Person that is engaged in a financial services business that is merely incidental to the operation of that Person or its Affiliates shall not by reason of such incidental activity be considered a "Financial Services Company."

          (w) "Intellectual Property Rights" means all rights owned or
               ----------------------------
Controlled by a Party hereto in, to, or arising out of: (i) any U.S. or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations and, applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; and
(iv) any other proprietary or intellectual property rights, including any rights in Technology, including software, arising anywhere in the world, but excluding any trade names, trademarks, service marks and similar rights.

          (x) "Licensed Products" means any software and/or hardware products,
               -----------------
based on or incorporating any TIB Technology and Reuters Enhancements, excluding any Financial Products, if such products are covered by one or more unexpired and valid patents of the Reuters Parties, incorporate or comprise a work of authorship (including without limitation any derivative work) that is protected in whole or in part by any valid copyrights of the Reuters Parties, embody or utilize any trade secrets of the Reuters Parties that remain protectible under applicable law or otherwise are protected or covered by valid and subsisting Intellectual Property Rights of the Reuters Parties. As of the Effective Date, the Licensed Products include, without limitation, TIB Rendezvous, TIB/Hawk, TIB/Energy, TIB/ETK and the ETX Software. Following the Effective Date, the parties will negotiate in good faith appropriate procedures, including dispute resolution mechanisms, for determining, in a manner binding on the Parties, which TSI Products, including new TSI Products first released after the Effective Date, constitute Licensed Products as defined herein.

          (y) "Licensed Services" means services, including consulting, design,
               -----------------
integration, customization, operation and development services, based on, related to, or using the TIB Technology and Reuters Enhancements, provided by TSI to Third-parties that are not a Financial Services Company (it being agreed and acknowledged that any such services shall continue to constitute Licensed Services only if such services are based on, relate to or use TIB Technology or Reuters Enhancements that are covered by one or more unexpired and valid patents of the Reuters Parties, incorporate or comprise a work of authorship (including without limitation any derivative work) that is protected in whole or in part by any valid copyrights of the Reuters Parties, embody or utilize any trade secrets of the Reuters Parties that remain protectible under applicable law or otherwise are protected or covered by valid and subsisting Intellectual Property Rights of the Reuters Parties).

          (z) "Maintenance Services" means the maintenance and support services
               --------------------
to be provided by TSI to Reuters and TFT in accordance with Section 5.2.

          (aa) "Object Code" means machine-executable computer software prepared
                -----------
by compiling and linking Source Code or machine independent representations of computer software intended for subsequent interpretation or just-in-time compiling.

          (bb) "OEM Sales" has the meaning set forth in Section 2.5(b).
                ---------

          (cc) "Original Effective Date" means December 31, 1996, the effective
                -----------------------
date of the Existing License Agreement.

          (dd) "Party" means either or both of (i) Reuters and TFT; or (ii) TSI.
                -----

          (ee) "Person" means any legal person or entity, including any
                ------
individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated association, limited liability corporation, governmental entity, or other person or entity of similar nature.

          (ff) "Quarterly Minimum License Fee Installments" has the meaning set
                ------------------------------------------
forth in Section 6.3(a).

          (gg) "Receiving Party" means a party that receives Confidential
                ---------------
Information from the other Party.

          (hh) "Reserved Field" means the use of TIB Technology or Reuters
                --------------
Enhancements in the operation of a Financial Services Company, or the licensing of the TIB Technology or Reuters Enhancements or any product or service based thereon, directly or indirectly to (whether or not through the use of an interposed Person or through or to consultants to or agents of) a Financial Services Company, or the provision of any consulting, design, integration, customization, operational, support or development services to any Financial Services Company.

          (ii) "Reuters Enhancements" shall have the meaning set forth in
                --------------------
Section 2.3.

          (jj) "Reuters Intellectual Property Rights" means all Intellectual
                ------------------------------------
Property Rights owned or Controlled by Reuters or TFT that cover, protect or are embodied in any TIB Technology or any Reuters Enhancements or the manufacture or use of TIB Technology or Reuters Enhancements.

          (kk) "Reuters Parties" means Reuters and TFT.
                ---------------

          (ll) "Revenue-Sharing Products" shall have the meaning set forth in
                ------------------------
Section 6.3(a).

          (mm) "Security" means any note, stock, treasury stock, bond,
                --------
debenture, certificate of interest or participation in any profit-sharing agreement or in any oil, gas, or other mineral royalty or lease, any collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit, for a security; any put, call, straddle, option, or privilege on any security; certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any, swap, put, call, straddle, option, or privilege entered into on a securities exchange relating to foreign currency, or in general, any instrument commonly known as a "security"; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, or warrant or right to subscribe to or purchase, any of the foregoing, all contracts for the sale of any of the foregoing or of any commodity for future delivery, options thereon, and commodity options (including but not limited to cash currency options) as those terms are defined in the US Commodity Exchange Act, that are traded on or subject to the rules of a formally organized and regulated exchange.

          (nn) "Source Code" means computer software and any associated
                -----------
documentation in human-readable form, including programmers' comments, and the following items to the extent that they are confidential: data files and structures, APIs, header and include files, macros, programming tools not commercially available, technical specifications, flowcharts and logic diagrams.

          (oo) "Special Purpose Joint Venture" means a joint venture or similar
                -----------------------------
arrangement between Reuters and TSI for the purposes of undertaking a specific development or consulting project for one or more Third-parties.

          (pp) "Specified Companies" means the following: [ * ] and its subsidiaries and any other principal competitor of Reuters.

          (qq) "Technology" means all technology, including without limitation,
                ----------
all know-how, show-how, techniques, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, software (including firmware and middleware) files, data-bases, processes, devices and hardware.

          (rr) "TFT- Reuters License" means that certain Products Distribution
                --------------------
Agreement dated as of August 3, 1995 by and between Reuters Limited and Teknekron Software Systems, Inc.

          (ss) "TFT Financial Products" means the TFT products listed on
                ----------------------
Schedule 1.2(ss) and any other Financial Products that were owned or Controlled by TFT as of the Original Effective Date.

          (tt) "Third-party" means any Person other than (i) a Party or (ii) an
                -----------
Affiliate of a Party.

          (uu) "Third Party Reseller" has the meaning set forth in Section
                --------------------
2.5(a).

          (vv) TIB-Derived Technology" means any Technology derived from or
               ----------------------
based on any TIB Technology or Reuters Enhancements, including any Derivative Work created from any TIB Technology or Reuters Enhancements.

          (ww) "TIB Software" means the infrastructure middleware, in Source
                ------------
Code and Object Code form, for linking information, applications, or other software across local, wide area and intra/inter networks in an event-driven (publish and subscribe) fashion, and its associated administrative components owned by Reuters as of the Original Effective Date, licensed to TFT pursuant to the TFT-Reuters License, and licensed to TSI hereunder, but excluding (and the licenses contemplated hereby exclude): (i) any software applicable exclusively to the Reserved Field, and also excluding any TFT Financial Products; and (ii) any software created by TFT exclusively for Reuters pursuant to the Research and Development Agreement between Teknekron Software Systems Inc. and Reuters, dated as of August 3, 1995.

[ * ] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
        WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (xx) "TIB Technology" means all Technology, including the TIB
                --------------
Software, related to the creation of infrastructure middleware or devices for linking information, applications, and other software across local, wide-area and intra/inter networks in an event-driven (publish and subscribe) fashion and owned or Controlled by a Reuters Party. For the avoidance of doubt, TIB Technology does not include any Technology independently developed by TSI after the Original Effective Date.

          (yy) "Transferred TIB-Related Marks" means the trademarks, service
                -----------------------------
marks and other marks listed on Schedule 1.2(yy) and their derivatives.

          (zz) "TSI Intellectual Property Rights" means all Intellectual
                --------------------------------
Property Rights owned or Controlled by TSI.

          (aaa)  "TSI Products" means any software and/or hardware products that
                  ------------
are owned or Controlled by TSI for so long as TSI owns or Controls such products, but in all events excluding Acquiror's Products (it being agreed and understood that any TSI software and/or hardware products, and any derivative or successor products thereto, included in any Acquiror's Products immediately prior to the time at which the Person in question acquires all or substantially all of the business or assets of TSI, shall continue to constitute TSI Products hereunder notwithstanding the foregoing exclusion of Acquiror's Products).

          (bbb)  "TSI Technology" means any Technology owned or Controlled by
                  --------------
TSI (including any first developed or acquired after the Effective Date), including without limitation any Enhancements to the TIB Technology owned or Controlled by TSI.

          (ccc)  "TSI Limited Distribution Rights" means those non-exclusive,
                  -------------------------------
worldwide, distribution rights of TSI to certain TFT products to be designated in writing from time to time by TFT (but which shall include MarketSheet, value-added servers such as TIC and GSM, and feed handlers) and distributed by TSI to non-Financial Services Companies or to Financial Services Companies solely in connection with TSI-provided TIBCO.net hosting services pursuant to Section 2.12, with (I) TFT providing or having provided second and third-level support to TSI, (II) TSI paying to TFT a license and maintenance distribution fee of 40% of all revenue recognized in accordance with the allocation principles of
Section 6.4 and GAAP in respect of such products unless otherwise agreed and
(III) as to be specifically set forth in a standard distribution agreement between TSI and TFT.

                                   ARTICLE 2.

                                 LICENSE GRANTS

     2.1  Reuters- TIB Technology License.
          -------------------------------

          (a) Subject to the terms and conditions of this Agreement, including
Section 2.4, the Reuters Parties hereby grant to TSI a royalty-free, fully paid, worldwide, perpetual, non-exclusive, non-assignable, non-sublicensable (except as provided in

Sections 2.1(a)(2), 2.1(b) and 2.5 below) and irrevocable right and license under the Reuters Intellectual Property Rights to:

          (1) Make, have made, internally use, copy, modify, and create Derivative Works from the TIB Software and otherwise internally use and exploit the TIB Technology for the purposes of developing, creating and maintaining Licensed Products;

          (2) Perform, display, offer for sale, import, sell, sublicense and distribute Licensed Products; provided that, except as set forth in Section 2.1(c) below, any TIB Software included in, or forming part of, such Licensed Products is distributed only in Object Code form and only in accordance with an Authorized License;

          (3) Make, have made, internally use, copy, modify and create Derivative Works from the TIB Software and otherwise internally use and exploit the TIB Technology, for the purposes of providing Licensed Services in accordance with an Authorized License;

          (4) Make, have made, internally use, copy, modify and create Derivative Works from the TIB Software and otherwise internally use and exploit the TIB Technology, for the purpose of performing TSI's obligations as a participant in a Special Purpose Joint Venture; and

          (5) Make, have made, internally, use, copy, modify and create Derivative Works from the TIB Software and otherwise internally use and exploit the TIB Technology for the purpose of performing Maintenance Services.

     (b)  Subject to and without limiting Sections 2.5 and 6.1(a), (b), (c) and
(d), TSI shall have the right to distribute Licensed Products through Third-party and Affiliate distributors, resellers and original equipment manufacturers, provided that the terms and conditions of TSI's distribution arrangements are consistent with and in compliance with the terms and conditions of this Agreement.

     (c) TSI shall not directly or indirectly license, disclose, or permit or provide access to, TIB Software Source Code to any Third-party or any TSI Affiliate except in the following circumstances and in accordance with the following procedures:

          (1) If TSI reasonably believes that it is necessary for it to license such Source Code to a Third-party (other than a Financial Services Company or a Specified Company) or any TSI Affiliate for the purposes of pursuing a strategic relationship with such Third-party or TSI Affiliate necessary to increase the marketability or value of the TIB Technology (for example, an arrangement whereby the TIB Technology will be incorporated in a widely distributed Third-party operating system), it shall so inform Reuters and provide Reuters with such details of the proposed transaction as Reuters shall reasonably request. Following Reuters' review of such materials, which shall occur promptly, Reuters shall inform TSI whether Reuters consents to TSI granting the contemplated Source Code license and any terms and conditions that Reuters reasonably requires to be added to the Source Code license between TSI and such

Third-party. Reuters may condition its approval of the Source Code license on the incorporation of the terms reasonably suggested by Reuters.

               (2) Reuters shall not unreasonably withhold or delay its approval of TSI granting a Source Code license in accordance with the foregoing.

               (3) Under no circumstances shall TSI license or provide Source Code to any Third-party absent Reuters' express, prior written approval in accordance with the foregoing.

          (d) Notwithstanding the provisions of Section 2.3(c), following the first to occur of December 31, 1999, or the consummation of an initial public offering of the stock of TSI, TSI shall no longer have the obligation to obtain Reuters' review or approval prior to, or in connection with, the licensing of TIB Software Source Code to Third-parties pursuant to Section 2.3(c); provided that any such licensing shall in all events remain subject to the terms and conditions of this Agreement, including Section 2.4; and any terms and conditions of an Authorized License which by nature are inconsistent with the licensing of Source Code shall be subject to appropriate modification to reflect such licensing of Source Code.

          (e) In consideration of the grant of the foregoing license to TSI by the Reuters Parties, TSI shall grant to Reuters the license under the TSI Intellectual Property Rights set forth in Section 2.6.

     2.2  Reservation of Rights. All rights in or to any Reuters Intellectual
          ---------------------
Property Rights not expressly granted toTSI hereunder are reserved to the Reuters Parties.

     2.3   Reuters Enhancements to TIB Technology.
           --------------------------------------

           (a) Either Reuters Party may, in its sole discretion, create or acquire any Enhancement to the TIB Software ("Reuters Enhancements") following
                                               --------------------
the Effective Date.

           (b) In the event that: (i) either Reuters Party develops any Reuters Enhancements prior to the fifteenth (15th) anniversary of the Original Effective Date; and (ii) the incorporation of such Reuters Enhancements into Licensed Products, or the use of such Reuters Enhancements by TSI, would facilitate compatibility, interoperability or conformance to common standards between TSI and Reuters or TFT products based on TIB Technology, then, subject to the terms and conditions hereof, Reuters shall disclose such Reuters Enhancements to TSI and shall, and hereby does, grant to TSI a royalty-free, fully-paid, worldwide, non-exclusive, perpetual, non-sublicensable (except when Embedded in Licensed Products as provided in Section 2.3(b)(2)), and irrevocable right and license under all Intellectual Property Rights owned by Reuters at any time prior to the fifteenth (15th) anniversary of the Original Effective Date, in such Reuters Enhancements, to:

               (1) Internally use, copy, modify and create Derivative Works from such Reuters Enhancements, and otherwise internally use and exploit such Reuters Enhancements, or any Technology derived from or based on such Enhancements, in developing, making, having made, importing, creating, providing, maintaining and enhancing Licensed Products or Licensed Services; and

               (2) Distribute, perform, display, sell or license such Reuters Enhancements, or any Technology derived from or based on such Enhancements, in each case only if Embedded in Licensed Products, including as an integral part of Licensed Products, or as a feature thereto.

          (c) Following the fifteenth (15th) anniversary of the Original Effective Date, the license granted pursuant to Section 2.3(b) shall continue in perpetuity without payment of any kind to Reuters; provided, however, that such license shall not apply to any Reuters Enhancements that come into existence following such anniversary, except as may be agreed by Reuters and TSI. For the purpose of the foregoing, any patent rights shall be deemed to have come into existence as of the earliest priority date that may be claimed by the application resulting in such patent and regardless of the issuance date of such patent.

          (d) The Parties agree that ETX Software constitutes TIB Software licensed to TSI pursuant to the Existing License Agreement and that all Enhancements to ETX Software created or developed by TFT after the Original Effective Date constitute "Reuters Enhancements" hereunder. TSI shall, accordingly, maintain ETX Software to the same extent as TSI maintains other Licensed Products pursuant to Section 5.2. TFT shall retain all revenue it has recognized or in the future may recognize, if any, with respect to the licensing, sub-licensing, distribution, maintenance or support of ETX Software (including its upgrades, Enhancements and subsequent versions). TSI shall retain all revenue it has recognized with respect to the licensing, maintenance or support of the ETX Software to or for customers who are not Financial Services Companies. TFT will pay to TSI, the actual cost (fully burdened, but not at intercompany charge rates) of TSI personnel who have developed, supported and maintained, or shall in the future develop, support or maintain, the ETX Software sold or licensed to TFT customers, effective from the date such personnel became employees of TSI (as of July of 1998), excluding any costs incurred in connection with the development of TSI's RVTX product. The actual cost of such TSI personnel who have developed, supported and maintained the ETX Software prior to the Effective Date shall be paid by TFT within thirty (30) days after receipt of an invoice therefor from TSI, together with appropriate substantiation. The actual cost of TSI personnel who in the future develop, support or maintain the ETX Software shall be paid on a quarterly basis upon receipt of an invoice from TSI therefor, together with appropriate substantiation. TFT shall have the audit rights provided in Section 12.3 in connection with amounts billed by TSI under this Section 2.3(d).

     2.4  Limitations on Right of TSI to Exploit TIB Technology In Reserved
          -----------------------------------------------------------------
          Field.
          -----

          (a) TSI is not authorized to, and TSI agrees that it shall not, except as expressly permitted herein, make available, license, sell, distribute or otherwise commercially exploit any existing or future Licensed Products directly to a Financial Services Company or a Specified Company by any means whatsoever, whether now existing or hereafter devised, subject only to the right of TSI to license or distribute Commodity Products to Financial Service

Companies when and as provided in Section 6.3(a) and TSI's rights granted in
Section 2.12. Subject to TSI's rights under Section 6.3(a) and Section 2.12, TSI
(i) shall use all commercially reasonable efforts to prevent any licensing or distribution by it or any of its Affiliates of Licensed Products over the Internet directly to Financial Services Companies and (ii) shall neither maintain any sales force to sell any Licensed Products nor provide any Licensed Services directly to Financial Services Companies and shall neither sell and distribute any Licensed Products nor provide any Licensed Services indirectly to Financial Services Companies except through a Third Party Reseller to the extent expressly permitted by Section 2.5. More specifically, subject to TSI's rights under Sections 2.5, 2.12 and 6.3(a), the license to TIB Technology and Reuters Enhancements granted by the Reuters Parties to TSI in Sections 2.1 and 2.3 shall exclude any right under the Reuters Intellectual Property Rights to, and subject to Sections 2.5, 2.12 and 6.3(a) under no circumstances shall TSI or any Affiliate of TSI:

          (1) use, copy, display, create Derivative Works from, or otherwise exploit any TIB Technology, any TIB-Derived Technology or any Reuters Enhancements for the purposes of developing, creating, enhancing, maintaining or supplying any products (including without limitation any Financial Product) or providing any services directly for or to any Financial Services Company (other than Reuters or a Reuters Affiliate) or Specified Company;

          (2) provide, disclose or license any TIB Technology, any TIB-Derived Technology or any Reuters Enhancements directly to any Financial Services Company or Specified Company;

          (3) provide any design, consulting, integration, embedding, [A operational support, partnering, co-sourcing, data processing, network management, service provisioning, or other similar services that utilize in any way any TIB Technology, or any Reuters Enhancement, or are provided with any TIB Technology, or any Reuters Enhancements, in any case directly to any Financial Services Company or Specified Company;

          (4) make available, license, sell or otherwise distribute any Licensed Product, whether stand-alone or on a packaged basis with a Financial Product, directly to any Financial Services Company or Specified Company; and

          (5) use, copy, display, develop, license, or support any Financial Products that incorporate or are based on any TIB Technology, any TIB-Derived Technology or any Reuters Enhancements, including any Licensed Products that include or are packaged with a Financial Product, or any Licensed Product that includes functionality or features that are specifically designed for use by a Financial Services Company or a Third-party for the purpose of developing products or services for Financial Services Companies.

     (b) The limitations set forth in Section 2.4(a)(5) shall not prohibit TSI from developing, supporting, maintaining, enhancing, providing services for, selling, licensing or otherwise distributing Licensed Products to or for a Third-party that is not a Financial Services Company or a Specified Company and
(1) that have applicability to Financial Services Companies so long as such products are generally applicable to other fields and do not include functionality or features specifically designed for use by a Financial Services Company and are not specifically designed for use by a Third-party for the purpose of developing products or services for Financial Services Companies or (2) that include functionality or features requested by either of the Reuters Parties.

          (c) TSI shall disclose to Reuters the identity of each Person with whom TSI enters into an agreement or other arrangement to provide Licensed Products or Licensed Services, or to otherwise disclose Confidential Information pertaining to any TIB Technology or Reuters Enhancements. Such information shall be reported to Reuters at least semi-annually. Reuters' receipt of any report shall be without prejudice to Reuters' rights and remedies under this Agreement and shall not be construed in any way as the acceptance by Reuters of the compliance by TSI with any other of the terms of this Agreement. Such reports shall be provided directly to Reuters and not to TFT and shall be used by Reuters solely with respect to Reuters' review of TSI's compliance with this Agreement and the enforcement of this Agreement.

     2.5   Extent of Permitted Third-Party Distribution in Reserved Field.
           --------------------------------------------------------------

           (a) Notwithstanding anything to the contrary stated in this Agreement, the Reuters Parties hereby grant to TSI a royalty-free (but subject to the revenue sharing obligations expressly set forth in Section 2.5(b)), fully paid up, worldwide, perpetual, non-exclusive, non-assignable right and license, under the Reuters Intellectual Property Rights, to grant any and all systems integrators, original equipment manufacturers, resellers, distributors or other licensees other than any Financial Services Company or Specified Company (each a "Third Party Reseller") of Licensed Products (whether in Object Code or Source
 --------------------
Code form), without payment by the Third Party Reseller of any license fees or other consideration to the Reuters Parties (but subject to the revenue sharing obligations expressly set forth in Section 2.5(b)), non-exclusive, worldwide, perpetual, rights and licenses to exercise any and all of the rights under the license to TIB Technology granted by Reuters to TSI in Section 2.1 and to Reuters Enhancements granted by Reuters to TSI in Section 2.3, whether inside or outside the Reserved Field and in each case without subjecting the Third Party Reseller to the limitations set forth in Section 2.4, but without relieving TSI of its obligations to comply with the provisions of Section 2.4 and in all cases subject to the following provisions of this Section 2.5.

          (b) Notwithstanding anything to the contrary stated in this Agreement, nothing herein shall require that the Third Party Reseller itself be subject to contractual prohibitions on use or distribution of Licensed Products or using, preparing or distributing any Derivative Work based on any Licensed Products in the Reserved Field; provided that any revenue received from a Third Party Reseller and recognized by TSI in accordance with GAAP, (less any discounts not already deducted from revenues and less any withholding taxes included in such revenues), that is attributable to sales or distribution of TSI Products that are Licensed Products by such Third Party Reseller, or the provision of related maintenance or support by such Third Party Reseller, in each case to Financial Services Companies shall be spilt equally between Reuters and TSI on a 50/50 basis (with TSI being obligated to pay Reuters its share of any such revenue within thirty (30) days after the end of each fiscal quarter after receipt by TSI of any related payments by such Third Party Reseller).

          (1) The provisions of Section 6.4 hereof are applicable with respect to allocating revenues attributable to sales of such TSI Products that are Licensed Products (or the provision of related maintenance or support) relative to revenues attributable to any other TSI products, services or any other item, sold or provided in connection therewith.

          (2) No such sharing of license and maintenance revenue shall be applicable in respect of sales ("OEM Sales") by a Third Party Reseller (or its
                                 ---------
distributor) of any hardware or software products of such Third Party Reseller into or with which any Licensed Product has been Embedded, integrated or packaged and to which the Third Party Reseller has contributed substantial value-added functionality and features in addition to such Licensed Product (e.g., Cisco bundling TSI Products on a CD with its Active Directory network applications), but excluding any sales by systems integrators and other resellers of integrated or packaged products that include Licensed Products to a customer in connection with a specific transaction rather than as a part of an integrated or packaged product that is released for commercial sale to their customers generally ("OEM Reseller").
                      ------------

          (3) Nothing in Sections 2.4(b) and 2.5 shall in any way be deemed to permit TSI (or any TSI Affiliate), directly or indirectly, to assist in any way in (a) the provision of Licensed Services by any such Third Party Reseller for any Financial Services Company or Specified Companies, (b) the development by any such Third Party Reseller of any Derivative Work of TIB Technology or Reuters Enhancements that constitutes a Financial Product or is specifically designed for use by a third party that has a purpose of developing a Financial Product or (c) the provision of a service specifically designed for Financial Services Companies or Specified Companies, including without limitation by enhancing or modifying any Licensed Products for the purpose of creating or facilitating the creation of any such Derivative Work. Furthermore, TSI shall not, directly or indirectly, assist in any way in the development by any Third Party Reseller of any products with finance functionality or features that incorporate, embed or are derived from any TIB Technology, Reuters Enhancements or TIB-Derived Technology. Notwithstanding the foregoing, nothing in Section
2.5 shall restrict TSI from (1) making available general purpose interfaces or other integration tools not specifically designed for use with a Financial Product or specifically designed for use by a Third-party for developing products or services for Financial Services Companies or Specified Companies when such interfaces or tools are provided for the purpose of (i) integrating the Licensed Products with other products or components, including Financial Products, and/or (ii) developing general purpose interfaces between the Licensed Products and other products or components, including Financial Products or (2) providing standard training, maintenance and support for Licensed Products to Third Party Resellers in accordance with TSI's standard training, maintenance and support practices.

     (c) During such time as any Third Party Reseller (excluding OEM Resellers) is a party to a reseller or other distribution agreement with TSI and distributes products to Financial Services Companies in greater than de minimis amounts, TSI shall exert all reasonable commercial efforts to assist Reuters in making such Third Party Reseller a reseller or distributor also of Reuters, with Reuters being the provider of all TSI Products to or for Financial Services

Companies. TSI will notify Reuters promptly upon commencement of material negotiations with respect to any such new reseller or other distribution agreement.

          (d) TSI shall include in each reseller or other distribution agreement with a Third Party Reseller entered into after the Effective Date (i) a requirement that the Third Party Reseller provide TSI with sufficient information such that TSI can identify accurately the extent to which any license fees or other payments made by such Third Party Reseller to TSI are attributable to sales to Financial Services Companies (other than OEM Sales) and
(ii) adequate mechanisms for verifying the accuracy of the information reported by such Third Party Reseller with respect to sales by Financial Services Companies, provided that if the manner of resale utilized by such Third Party Reseller makes infeasible the identification of the extent to which any license fees or other payments made by such Third Party Reseller to TSI are attributable to sales to Financial Services Companies (or TSI after diligent efforts is otherwise unable to obtain the information), no such covenant shall be required and the amount of sales by such Third Party Reseller that is deemed to be attributable to sales to Financial Services Companies will be fixed at a good faith mutually agreeable specified percentage that is designed to approximate the actual percentage of such sales by such Third Party Reseller that are attributable to sales to Financial Services Companies, which percentage shall be subject to a negotiated adjustment at the request of either Party no more frequently than annually if such Party believes that such percentage is not fairly reflective of the actual percentage of such sales by such Third Party Reseller that are attributable to sales to Financial Services Companies.

          (e) The Reuters Parties shall have the right to engage its external auditor to audit the books and records of TSI pursuant to Section 12.3 for purposes of verifying the calculation of the amounts payable by TSI to Reuters Parties in accordance with the foregoing provisions of this Section 2.5, subject to reasonable confidentiality provisions and further provided that such right shall be exercised no more frequently than once each calendar year. If any adjustments are made to the amount of revenues related to Financial Services Companies that were realized in a given quarter after the payment of the share thereof that is due to the Reuters Parties in respect of such quarter, corresponding adjustments will be made to the amount payable to Reuters Parties in respect of such quarter.

          (f) TSI hereby represents and warrants that as of the Effective Date
(i) TSI is not a party to any TSI reseller or other distribution agreement with a Third Party Reseller (including OEM Resellers) except as disclosed on Schedule 2.5(f) hereto (each such disclosed agreement being referred to as a "Prior TSI
                                                                     ---------
Reseller Agreement"); and (ii) true and correct copies of each Prior TSI
------------------
Reseller Agreement have been provided to the Reuters Parties, except to the extent prohibited by a confidentiality provision therein. If a copy of any Prior TSI Reseller Agreement or any portion thereof has not been provided to Reuters by reason of any such confidentiality provision, TSI hereby agrees and covenants with the Reuters Parties to use reasonable efforts to obtain a waiver thereof within a reasonable time after the Effective Date. As and when TSI enters into any reseller or other distribution agreement with a Third Party Reseller after the Effective Date, TSI shall give the Reuters Parties notice thereof and shall provide therewith a true and complete copy of such agreement.

     2.6   TSI License.
           -----------

           (a) TSI hereby grants to Reuters a royalty-free, fully-paid, worldwide, non-exclusive, perpetual, sublicensable, and irrevocable right and license under all TSI Intellectual Property Rights at any time prior to the fifteenth (15th) anniversary of the Original Effective Date, to:

               (1) Internally use, make, have made, copy, modify and create Derivative Works from any TSI Technology and otherwise internally use and exploit the TSI Technology in developing, making, having made, importing, creating, providing, maintaining and enhancing any Reuters' (or any of its Affiliates') products or services; and

               (2) Sub-license, distribute, perform, display, sell or license any TSI Technology, or any Technology derived from or based on such Technology, Embedded in Reuters' (or any of its Affiliates') products or services, including as an integral part thereof, or as a feature thereto.

           (b) Following the fifteenth (15th) anniversary of the Original Effective Date, the license granted pursuant to Section 2.6(a) shall continue in perpetuity without payment of any kind to TSI; provided, however, that such license shall not apply to any TSI Technology that comes into existence following such anniversary, except as may be agreed by Reuters and TSI. For the purpose of the foregoing, any patent rights shall be deemed to have come into existence as of the earliest priority date that may be claimed by the application resulting in such patent and regardless of the issuance date of such patent.

           (c) TSI agrees that it will not avoid the acquisition or creation of Intellectual Property Rights, or dispose of any of its Intellectual Property Rights for the purposes of avoiding the grant to Reuters of the licenses set forth in this Section 2.6.

           (d) Notwithstanding the foregoing provisions of this Section 2.6, TSI Technology and TSI Intellectual Property Rights shall exclude all (i) Technology and/or intellectual property rights owned or Controlled by any Person that acquires all or substantially all of the business or assets of TSI (whether by merger, acquisition, asset sale or other similar transaction), immediately prior to the date of the acquisition of such business or assets, and (ii) Technology and/or intellectual property rights derived from or based upon the Technology and/or intellectual property rights described in (i) above (it being agreed and understood that any TSI software and/or hardware products, and any products derived from such TSI software and/or hardware products, and the TSI Intellectual Property Rights therein, that are incorporated or utilized in such products immediately prior to the time at which such Person so acquires all or substantially all of the business or assets of TSI shall in all events continue to constitute TSI Technology and TSI Intellectual Property Rights hereunder).

           (e) Reuters may sublicense to all of its Affiliates any and all of the rights licensed by TSI to Reuters pursuant to the foregoing provisions of this Section 2.6; provided that, unless TSI otherwise agrees in writing, TFT and its successors and assigns (other than a successor or assign that is Reuters or an Affiliate of Reuters) shall in no event be authorized to exercise any such rights for the purpose of (i) conducting, supporting, participating or engaging in any business involving the provision of services that are not related to a Financial Product to a Person that is not a Financial Services Company, including providing design, consulting, integration, embedding, operational support, partnering, co-sourcing, data processing, network management, service provisioning, or similar services; or (ii) engaging in the business of creating, licensing or selling a product that is not a Financial Product to a Person that is not a Financial Services Company. This
Section 2.6(e) shall apply to TFT and its successors and assigns only (other than a successor or assign that is Reuters or an Affiliate of Reuters), and, subject to the foregoing, shall not in any way apply to or bind Reuters or any other Affiliate of Reuters; provided, however, that this Section 2.6(e) shall in no way limit TFT's ability to use third-party resellers as contemplated by
Section 6.1(m).

     2.7   API Publication. Solely for standards-setting purposes or to promote
           ---------------
the widespread adoption of industry standards associated with the TIB Technology, TSI may publish generally applicable APIs or technical specifications related to the TIB Technology, provided that such publication is designed to achieve broad dissemination, is generally consistent with the then current TFT procedures with respect thereto and does not materially adversely affect any Reuters Intellectual Property Rights.

     2.8   Trademark License.
           -----------------

           (a) The Reuters Parties hereby assign and transfer to TSI all of their respective right, title and interest in and to the Transferred TIB-Related Marks and all goodwill associated therewith, subject to a perpetual, royalty-free, irrevocable, worldwide right and license in favor of the Reuters Parties and their Affiliates to use Transferred TIB-Related Marks in connection with the marketing, use, sale and distribution of any of the Reuters Parties' and their Affiliates' respective products or the provision by the Reuters Parties or their Affiliates of any services. At TSI's sole expense, the Reuters Parties shall perform such acts and execute such documents as are reasonably required to perfect the foregoing assignment and obtain and enforce trademark, service mark and other similar rights in the Transferred TIB-Related Marks. TFT shall be permitted to continue to use indefinitely TIBCO or TIB as part of its corporate name, provided that such corporate name is at least as distinctive from TIBCO Software, Inc. as TFT's current corporate name. The Reuters Parties and their Affiliates' right to use such Transferred TIB-Related Marks shall be only in conformance with TSI's trademark usage guidelines delivered to the Reuters Parties from time to time, which guidelines shall be reasonable and shall not be inconsistent with the scope of the license herein granted and shall not become effective prior to thirty (30) days after notice thereof has been given by TSI. TSI shall maintain the right to substitute any alternative trademark to the Transferred TIB-Related Marks in the event such Transferred TIB-Related Mark is held to infringe any other mark; provided that, if TSI advises either or both of the Reuters Parties in writing of an alleged infringement, Reuters will be responsible for any and all losses, liabilities, damages, costs and expenses assessed or incurred as a result of such actual or alleged infringement that accrue on or after the date of such notice.

           (b) The Reuters Parties hereby acknowledge and recognize TSI's exclusive worldwide ownership of the Transferred TIB-Related Marks and agree not to take any action inconsistent with such ownership. The Reuters Parties acknowledge that their use and the use by Reuters Parties Affiliates of the Transferred TIB-Related Marks pursuant to this Agreement and any goodwill established thereby shall inure to the sole benefit of TSI (or its Affiliates).

          (c) The Reuters Parties and their Affiliates shall support TSI in policing the use of the Transferred TIB-Related Marks and shall cooperate with TSI in protecting the Transferred TIB-Related Marks, including cooperating in becoming a registered user immediately of the Transferred TIB-Related Marks. Such cooperation by the Reuters Parties and their Affiliates shall be at the sole expense of TSI. Each of the Reuters Parties and their Affiliates shall notify TSI of any infringement of the Transferred TIB-Related Marks that comes to its attention.

          (d) Neither Reuters Parties nor their Affiliates will attempt to register with any trademark office, anywhere in the world, any trademark: (i) that is confusingly similar to any of the Transferred TIB-Related Marks; or (ii) that otherwise infringes or dilutes in a significant way any of the Transferred TIB-Related Marks.

          (e) The Reuters Parties and their Affiliates shall maintain the quality of products and services in connection with which any Transferred TIB-Related Mark is used at a level at least as high as the quality of the Reuters or Reuters Affiliate products and services bearing the Transferred TIB-Related Marks prior to the date hereof. The Reuters Parties and their Affiliates shall not knowingly take or permit to be taken any actions that would detract in a significant way from the goodwill or reputation associated with the Transferred TIB-Related Marks.

          (f) If TSI reasonably believes that any Reuters Parties product or service associated with or bearing any of the Transferred TIB-Related Marks fails to conform to the quality standards set forth herein, TSI shall provide the Reuters Parties and their Affiliates with written notice thereof and the Reuters Parties and their Affiliates shall promptly remedy any such failure and provide TSI with evidence thereof.

          (g) Notwithstanding the foregoing provisions of this Section 2.8, TSI shall consent to the Reuters Parties registering, at their own expense, product and company names and related marks that include the word "TIB", which (except for the "TIB" component) are not confusingly similar with any TSI mark in existence or applied for at such time, and which are used by a Reuters Party solely in connection with TFT's company name or the marketing, use, sale and distribution of any of the Reuters Parties' respective products or the provision by the Reuters Parties of any services; provided, however, that if consent to such registration is prohibited in a jurisdiction, TSI shall, at the Reuters Parties' expense, either apply to register or assist the Reuters Parties in applying to register such name and/or mark and license it to the Reuters Parties in such jurisdiction. TSI and the Reuters Parties shall enter into a customary license agreement embodying such terms and limited usage rights by TSI consistent with the other terms of this Agreement; provided that, notwithstanding the foregoing provisions of this Section 2.8(g), TSI shall not be required to take any action pursuant to this Section that would injure, harm or otherwise adversely affect the goodwill associated with the TIB mark or TSI's rights in the mark.

     2.9  Reuters Affiliates.  All rights and licenses granted by TSI to Reuters
          ------------------
pursuant to this Agreement, including without limitation the license granted by TSI to Reuters under Section 2.6 and the Distribution License granted by TSI to Reuters under Section 6.1, may be assigned, transferred or sublicensed to, or otherwise exercised and enjoyed by, any Affiliate of Reuters without limitation; provided that Reuters remains responsible for such Affiliates' performance under this Agreement.

     2.10  Third-party License Grants by the Reuters Parties.  Neither the
           -------------------------------------------------
Reuters Parties nor their Affiliates shall grant to a Third-party that is not an Affiliate of Reuters a license to: (i) the TIB Technology of substantially the same scope or broader as the license to the TIB Technology granted to TSI hereunder; or (ii) a substantial portion of the Source Code for the TIB Software that grants such Third-party the right to use such Source Code for the purposes of creating general purpose, nonapplication specific, middleware products. Without in any way limiting or expanding the foregoing, nothing set forth in this Section 2.10 shall in any way restrict the Reuters Parties from licensing Source Code for the TIB Software or other TIB Technology to Financial Services Companies or to a Third-party that is licensing TIB Technology for the purposes of creating products or services for Financial Services Companies or from granting a confidential license to Source Code in connection with any escrow or similar arrangement required in the course of granting a license to Object Code for the TIB Software.

     2.11  Payment.  Reuters acknowledges the receipt of a payment by TSI of the
           -------
sum of $10,000,000.00 in connection with the licenses granted under the Original License Agreement.

     2.12  TIBCO.net.  Notwithstanding the restrictions set forth in Article 2,
           ---------
TSI shall be permitted to make available TIBCO.net Inter/Intranet hosting services to Financial Services Companies; provided that TSI shall not provide any Financial Products or services that use Financial Products (either internally or otherwise) as part of or in connection with such TIBCO.net services, except that TSI may, as the sole exception to the foregoing, provide as part of TIBCO.net, hosting services for the stock quote and other financial market data products offered by Third-parties. Notwithstanding the foregoing, nothing in this Section 2.12 shall limit or otherwise affect any distribution or other rights of TSI with respect to TSI Products that are not Licensed Products after the expiration of the Exclusivity Period. TSI shall pay to Reuters ten percent (10%) of the TIBCO.net Revenues within thirty (30) days after the end of the fiscal quarter in which TSI recognizes such revenue. For purposes of this
Section 2.12, "TIBCO.net Revenues" shall mean the revenues recognized by TSI in accordance with GAAP with respect to TSI's provision of TIBCO.net services to Financial Services Companies, less hardware costs, Internet service provider fees and third party software fees in each case to the extent separately allocable to the customer. TSI will be permitted under the TSI Limited Distribution Rights to make available TFT products (e.g., feed handlers) in TIBCO.net hosting services provided directly by TSI subject to payment by TSI to TFT of a license and maintenance fee of 35% of all revenue (less hardware costs, Internet service provider fees and third party software fees in each case to the extent separately allocable to the customer) recognized in accordance with GAAP and allocable to such TFT products, with TFT providing all related third-level support for such TFT products inclusive in such fee. To the extent that any TFT products or TSI Products are licensed, and related services are provided, directly to Financial Services Companies (rather than as part of TSI-provided TIBCO.net hosting services), the TFT products and related services shall be provided by TFT and the TSI Products and related services shall, during the Exclusivity Period, be provided by TFT. Any TFT products and related services that are licensed or provided directly to non-Financial Services Companies (rather than provided as part of TIBCO.net hosting services) shall be licensed or provided by TSI pursuant to the TSI Limited Distribution Rights. All allocations in this Section 2.12 shall be made consistent with Section 6.4.

     2.13  Distribution Rights.  All rights and licenses granted to a Party
           -------------------
hereunder to sell, sublicense or otherwise distribute any products or Technology shall include the right to sell, sublicense or distribute such products or Technology by any and all means whatsoever whether now known or hereafter devised, subject to any limitations or other provisions applicable to distribution over the Internet or other specified means that are expressly set forth in this Agreement.

                                   ARTICLE 3.

                                  DELIVERABLES

     3.1  Initial Delivery of Licensed Technology.  Pursuant to Section 3.1 of
          ---------------------------------------
the Existing License Agreement, Reuters has delivered by electronic transfer to TSI the Deliverables related to the TIB Technology contemplated to be delivered by Reuters to TSI.

     3.2  Delivery of TSI Technology.  During the period beginning on the
          --------------------------
Effective Date and ending on the fifteenth (15th) anniversary of the Original Effective Date, TSI will disclose, and where reasonably necessary, deliver, or cause to be disclosed or delivered to Reuters, or its designee, all TSI Technology including, any TSI Source Code and other materials and information as may reasonably be requested by Reuters, related to TSI Technology, hereafter owned or Controlled by TSI. Such TSI Technology shall be so delivered promptly upon the creation of such TSI Technology; provided that TSI shall deliver Source Code (in the form of human-readable Source Code listing printouts, in machine-readable electronic form) of all TSI Products, including Enhancements to existing TSI Products promptly as each alpha, beta and general release version (including any customizable TSI Products supported by TSI) is available and in any event no less frequently than every 90 days. TSI represents and warrants that all TSI Technology, including Source Code, existing on the Original Effective Date has been disclosed or, if reasonably necessary, delivered to Reuters or its designee as provided in Section 3.2 of the Existing License Agreement. Through and until the fifteenth (15th) anniversary of the Original Effective Date, the Parties will maintain in effect the "clean room" procedures established pursuant to Paragraph 2 of the letter agreement entered into by the Parties as of the Original Effective Date.

                                   ARTICLE 4.

                                   OWNERSHIP

     4.1  Ownership by Reuters.  As between each of the Reuters Parties and TSI,
          --------------------
such Reuters Party shall be the exclusive owner, subject to the rights granted to TSI hereunder or to Third-parties, of: (i) all Technology independently developed by such Reuters Party, including in the course of providing maintenance services; and (ii), subject to any patent rights of TSI, all Intellectual Property Rights that cover, protect or embody such Technology set forth in (i) of this Section 4.1.

     4.2  Ownership by TSI.  As between the Reuters Parties and TSI, TSI shall
          ----------------
be the exclusive owner, subject to the rights granted to Reuters hereunder and to Third-parties, of: (i) any Technology independently developed by TSI, including in the course of providing Maintenance Services; and (ii), subject to any patent rights of the Reuters Parties, all Intellectual Property Rights that cover, protect or embody such Technology. To the extent that such Technology is a Derivative Work with respect to, or based on any TIB Technology, TSI's ownership of such Technology shall be subject to Reuters' ownership of the TIB Technology on which such Derivative Work is based or that is incorporated in such Derivative Work, and its Intellectual Property Rights therein.

     4.3  Cooperation.  Each Party shall, upon the other Party's request,
          -----------
cooperate with the requesting Party in obtaining, perfecting or protecting such Party's interests, including Intellectual Property Rights, in any Technology, software or product, at the requesting Party's expense.

     4.4  Jointly-Developed Technology.  The allocation of Intellectual
          ----------------------------
Property Rights in any Technology that is jointly developed by the Parties shall be determined by mutual agreement allocating ownership and related rights and obligations with respect to such Technology on a case-by-case basis in accordance with the principles of Section 5.10.

                                  ARTICLE 5.

                     DEVELOPMENT AND MAINTENANCE SERVICES


     5.1  Development of TIB Technology.
          -----------------------------

          (a) Reuters may, in its sole discretion, continue to improve and enhance the TIB Technology including by creating Reuters Enhancements that are licensed under Section 2.3 hereof.

          (b) Subject to Section 5.4, TSI shall continue to enhance, update and improve the TIB Technology as it relates to Licensed Products and Licensed Services. All such Enhancements shall be licensed and disclosed to Reuters in accordance with Sections 2.6 and 3.2, respectively.

     5.2  Maintenance Services.
          --------------------

          (a) TSI shall provide second and third level maintenance and support for TSI Products to Reuters and its Affiliates with respect to all Reuters and Reuters Affiliates' direct and indirect customers that acquire TSI Products (whether or not such TSI Products are Embedded and including without limitation customers that have entered into agreements with TFT after the Original Effective Date). Such maintenance and support shall be in accordance with TSI's then current normal maintenance and support practices, but in all events shall be of no less quality and scope than the second and third level of maintenance and support being provided by TSI on the Effective Date and in any event of not less quality and scope than generally accepted industry standards. TSI shall have no obligation to provide maintenance or support directly to any such customers; provided that, notwithstanding the foregoing, the Reuters Parties reserve the right to request any member of the TFT/Reuters dedicated staff maintained pursuant to Section 5.2(b) to provide such direct support in cases where such direct support is reasonably necessary, and TSI agrees to provide such direct support when and as so requested.

          (b) Without limiting the generality of any other provision of this Agreement that relates to the maintenance and support obligations of TSI, TSI shall maintain, at no additional charge to Reuters or its Affiliates during any period that minimum annual license fees are payable pursuant to Section 6.3, TFT/Reuters-dedicated staff of at least ten (10) full-time employees (subject to semi-annual proportionate increase based on the extent to which license fees paid to TSI in any semi-annual period are proportionately greater than the license fees that were paid during the previous semi-annual period, without regard to any minimum license fee payments) that are exclusively dedicated to the performance of maintenance, technical, sales and administrative support for and as directed by Reuters and TFT in connection with Reuters and TFT sales and support of TSI Products and, as TSI and TFT shall mutually agree in order for TSI to carry out such obligations, located in whole or in part at TFT's offices. Additional TFT/Reuters-dedicated staff that may be necessary to provide adequate support shall be provided by TSI as Reuters or TFT shall require; provided that such additional staff shall be provided at support rates to be agreed by TSI and the Reuters Parties. Additional dedicated maintenance and support for Embedded TSI Products will be on a time and materials basis to the extent requested by TFT.

          (c) The Maintenance Services to be provided by TSI shall be equivalent to or better than the normal level of maintenance provided by TSI to its customers and shall, at a minimum, include the following:

              (1) TSI shall promptly disclose to the Reuters Parties any bugs, defects or errors in the operation of the TSI Products as the same become known to TSI;

              (2) TSI shall use its diligent efforts to remedy any bugs, defects, or errors in the operation of the TSI Products known to it, including as a result of any request from Reuters to remedy any bugs, errors or other defects in such software in accordance with the severity level of such bugs, defects or errors set forth in Schedule 5.2(a);

          (3) TSI shall promptly provide to the Reuters Parties any Enhancements made by TSI, or available to TSI, to the TSI Products and any materials or documentation related to the operation or use of such software, in each case in sufficient number and form to provide to all end-users; and

          (4) Qualified TSI personnel will be available during normal business hours in each region where TSI normally provides maintenance and support services and will respond in accordance with the standards set forth in Schedule 5.2(c) to calls from Reuters Parties regarding assistance with, or malfunctions or errors in the operation of, the TSI Products.

     5.3  Sharing of Maintenance Revenue.  The payments owing in respect of
          ------------------------------
maintenance revenue shall be as provided in Section 6.3; provided that the Parties shall allocate pursuant to Section 6.4 the portion of Reuters or TFT maintenance revenues generated with respect to a Reuters or TFT product containing an Embedded TSI Product that is attributable to such Embedded TSI Product.

     5.4  Maintenance of TIB Software Products.  TSI shall be responsible for
          ------------------------------------
maintaining, enhancing, supporting and improving any TIB Software products licensed to TSI hereunder. TSI shall use its reasonable efforts to assure that such software products are, to the extent reasonably practicable, at all times maintained as competitive and viable products in the relevant market place. Notwithstanding the foregoing, TSI may, in its discretion, determine that it no longer wishes to continue to maintain or support one or more TIB Software products, and in such event, it shall provide Reuters with reasonable advance notice thereof and, at Reuters' request, shall provide Reuters with reasonable assistance, at no cost to Reuters, to permit Reuters to acquire the resources, skills and expertise to continue to maintain and support such product upon the discontinuance of maintenance and support thereof by TSI.

     5.5  Other TSI Development Services.  If Reuters requests that TSI
          ------------------------------
undertake other development or consulting services related to the TIB Technology, the parties shall negotiate in good faith toward an agreement for the provision of such services by TSI, on a most-favored-customer basis, to Reuters.

     5.6  Other TFT Consulting Services.  If TSI requests the consulting or
          -----------------------------
other services of TFT in connection with the provision by TSI of products or services to a Third-party, it shall provide TFT written notice thereof. TFT or Reuters shall have the option, but not the obligation, to provide such services on terms to be reasonably negotiated.

     5.7  TFT Support of TSI Products.  TFT shall make available to TSI on
          ---------------------------
reasonable terms and conditions (including compensation to be agreed and consistent with TFT's marketing of its own products and services), the services of TFT's international sales and service offices which services shall be for the purpose of enabling TSI to market, install and maintain Licensed Products or to provide Licensed Services in the regions served by such TFT offices.

     5.8  Builds and Flavoring, Etc.  If requested by Reuters or any of its
          -------------------------
Affiliates in connection with any license of TSI Products by Reuters, such Affiliate or their distributors, TSI shall promptly and diligently generate builds of such products to be delivered to such licensees and shall perform such flavoring and ticketing as reasonably requested by Reuters or such Affiliate for such licensee in a manner designed to satisfy any reasonable acceptance criteria or specifications relating to such products, provided that all costs and expenses related to such builds or flavoring or ticketing that are not normally done by TSI in the ordinary course of building and releasing such TSI Products shall be paid by Reuters or the requesting Affiliate on a time and materials basis.

     5.9  Year 2000.  TSI will ensure that as part of Maintenance Services it
          ---------
has available as and when reasonably required by the Reuters Parties a proportionate share of its field and central support and technical staff of at least the same scope as set forth in Section 5.2 during the period from December 30, 1999 through January 30, 2000 as may be required to address Year 2000 issues with respect to the TSI Products previously licensed to end-users by Reuters, its Affiliates and their distributors. The proportionate share shall be determined by reference to revenues attributable to TSI Products sold by Reuters, its Affiliates and their distributors as compared to all other TSI Product revenue since December 31, 1996.

     5.10  Certain Intellectual Property Ownership.  In the event that TSI or a
           ---------------------------------------
Reuters Party provide consulting or development services, one to the other, involving the development of software, the parties shall agree in writing as to the respective ownership of intellectual property rights (including patents, copyrights, trade secrets and similar rights) in and to any such software ("Developed Software") and their respective obligations with respect thereto. Nothing in this Section 5.10 shall be deemed to constitute or create any transfer of any intellectual property rights of either party that existed prior to the provision of the particular consulting or development services and that were used in the provision of such consulting or development services, and the intellectual property ownership of such Developed Software shall be subject to any such pre-existing rights.

                                  ARTICLE 6.

                          REUTERS DISTRIBUTION RIGHTS


     6.1  Distribution of TSI Products.
          ----------------------------

          (a) Subject to the terms and conditions of this Article 6, Reuters (and its Affiliates) shall be the preferred distribution channel to Financial Services Companies, for all existing and future TSI Products, and TSI hereby agrees and covenants with Reuters not to take any action, the purpose or effect of which is to circumvent the role of Reuters (and its Affiliates) as such preferred distribution channel, including without limitation by appointing any Third Party Reseller to sell TSI Products principally to Financial Services Companies or appointing any Third Party Reseller that TSI is aware intends to sell TSI Products principally to Financial Services Companies.

          (b) TSI hereby grants to Reuters the right and license (the "Distribution License") to copy, make, have made, perform, display, offer for
---------------------
sale, import, sell sublicense and otherwise distribute on the terms and conditions set forth in this Article 6, any and all current or future TSI Products (including hardware and/or software products) that TSI, either directly or through others, now or hereafter makes available, sells, licenses, distributes or otherwise exploits.

          (c) For the five (5)-year period commencing on the Effective Date (the "Exclusivity Period"), the Distribution License, to the extent it authorizes
 ------------------
Reuters to sublicense, distribute and otherwise exploit TSI Products to or for Financial Services Companies shall be sole and exclusive throughout the world (including as to TSI), subject only to the provisions of Sections 6.1(d) and (e) and the right of TSI to license, distribute or otherwise provide or exploit TSI Products through Third Party Resellers to the same extent as TSI is permitted to license, distribute or otherwise provide or exploit Licensed Products pursuant to Section 2.5. As an adjunct to the exclusive rights of Reuters under the Distribution License during the Exclusivity Period and to ensure that Reuters (and its Affiliates) enjoy the full benefit of such exclusive rights, TSI agrees that, during the Exclusivity Period, it shall not, and shall cause its subsidiaries not to, directly or indirectly (whether or not through the use of an interposed Person or through or to consultants or agents), conduct, support, participate or engage in any business involving the provision of services to a Financial Services Company, including providing consulting, design, integration, customization, operation, support, development, partnering, co-sourcing, data-processing, network management and similar services to a Financial Services Company. Except as provided in the foregoing provisions of this Section 6.1(c), the Distribution License shall be non-exclusive. Notwithstanding the exclusive rights granted in this Section 6.1(c), TSI agrees and acknowledges that Reuters and its Affiliates have no best efforts obligation with respect to the exercise by Reuters of any such exclusive rights.

          (d) Without limiting the generality of the foregoing, the distribution rights of Reuters (and its Affiliates) set forth in Section 6.1(c) shall not limit the right of TSI (at any time) to provide to a Third-party that is not a Financial Services Company any TSI Products and related services: that (i) are generally applicable to all fields, (ii) do not include functionality or features specifically designed for use by a Financial Services Company, and
(iii) are not specifically designed for use by such Third-party or TSI Affiliate for the purposes of creating products or services for Financial Services Companies. In addition, commencing with the first year in respect of which Reuters has elected not to pay a minimum annual license fee pursuant to Section 6.3(a) and continuing thereafter, the foregoing exclusive distribution rights shall not limit TSI from selling, licensing, distributing or otherwise exploiting Commodity Products to any third party; provided that, if TSI materially breaches any of its obligations under this Agreement, and such breach has not been cured within the period and in the manner specified in Section 6.6(a), solely with respect to Financial Services Companies, TSI thereafter shall be prohibited from selling, licensing, distributing or otherwise exploiting, (x) during the Exclusivity Period, any and all Commodity Products, and (y) after the expiration of the Exclusivity Period, any and all Commodity Products that are Licensed Products, in each case irrespective of whether Reuters has continued to elect pursuant to Section 6.3(a) to pay a minimum annual license fee to TSI at the time of any such breach. For the avoidance of doubt, the Parties agree that nothing in this Section 6.1 creates any exceptions or otherwise affects any rights or limitations set forth in Article 2 with respect to the licensing or other exploitation of Licensed Products.

          (e) In addition, nothing in Section 6.1(a), (b) or (c) will prohibit TSI from bona fide mergers, acquisitions, purchases of assets or other similar transactions by TSI of or with going concerns that sell products or provide services to Financial Services Companies. In the event of such transaction, TSI shall be permitted to continue and expand the business of such acquired or merged entity in all respects or the assets so acquired including with respect to Financial Services Companies, notwithstanding any provision of this Agreement to the contrary, except that the restrictions in Section 2.4 shall continue to apply following any such transaction with respect to the products or services of such going concerns that are sold or provided to Financial Services Companies to the extent that TSI has Embedded or incorporated any TIB Technology, Reuters Enhancements or TIB-Derived Technology into such product or services. TSI Affiliates shall be subject to, and have the rights under, the terms of this Agreement. Notwithstanding the foregoing provisions of this Section 6.1(e), and subject to TSI's right to grant sublicenses as and to the extent provided in Sections 2.1(a)(2), 2.1(b) and 2.5 above, TSI shall not, except with Reuters' consent (in accordance with Section 12.6), directly or indirectly, assign its rights under this Agreement.

          (f) TSI shall cause, and shall cause its subsidiaries to cause, their respective employees to comply with the exclusivity rights in favor of Reuters for so long as they are employees of TSI or a subsidiary of TSI.

          (g) TSI shall not, directly or indirectly, assign, transfer or dispose of its rights under this Agreement (by change of control, through affiliate action, takeover, reorganization, restructuring, spin-off or similar corporate transactions or otherwise), for the purposes of circumventing, avoiding or limiting the exclusivity rights of Reuters set forth in Section 6.1(c).

          (h) During the Exclusivity Period, and provided that TSI is actively in the business of supplying Licensed Products and Licensed Services in accordance in all material respects with the rights granted to it hereunder, except as otherwise agreed by TSI in writing, TFT, including any subsidiary of, or successor (other than a successor that is Reuters or an Affiliate of Reuters) to TFT, shall neither: (i) conduct, support, participate or engage in any business involving the provision of services that are not related to a Financial Product to a Person that is not a Financial Services Company, including providing design, consulting, integration, embedding, operational support, partnering, co-sourcing, data processing, network management, service provisioning, or similar services; nor (ii) engage in the business of creating, licensing or selling a product that is not a Financial Product to a Person that is not a Financial Services Company. TSI agrees and acknowledges that TIB Mercury and TIB Exchange each constitutes a Financial Product. This Section 6.1(h) shall apply to TFT only, and, without limiting the foregoing, shall not in any way apply to or bind Reuters or any other Affiliate of Reuters.

          (i) The exclusive rights of the parties contained in this Section 6.1 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.1 will cause irreparable injury to the aggrieved party, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, the aggrieved party shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of the exclusivity rights of such party under this Section 6.1. The rights and remedies provided by this Section 6.1 are cumulative and in addition to any other rights and remedies, including damages (including monetary, punitive or enhanced damages), which the aggrieved party may have hereunder or at law or in equity.

          (j) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.1 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined to be reasonable, not arbitrary and not against public policy may be enforced against the applicable Party.

          (k) Nothing set forth in this Section 6.1 is intended to or shall otherwise grant TSI any rights or licenses with respect to the Reuters Intellectual Property Rights.

          (l) TSI Products shall be sublicensed and otherwise distributed under this Section 6.1 pursuant to Authorized Licenses.

          (m) Notwithstanding the foregoing provisions of this Section 6.1, solely with respect to TFT and its successors and assigns (other than a successor or assign that is Reuters or an Affiliate of Reuters), and except as otherwise agreed by TSI in writing, the Distribution License exercisable by TFT shall be limited to the sale, sublicense and distribution to Financial Services Companies and the sale, sublicense and distribution of TSI Products on a Embedded basis with Financial Products, provided that TFT shall not be prohibited from providing TSI Products through a third party distributor or reseller of TFT (each a "TFT Distributor") so long as the following conditions are satisfied: (i) TFT cooperates with TSI to avoid channel conflict with TSI in relation to any such provision of TSI Products or related services to non-Financial Services Companies; and (ii) TFT makes the payments specified in
Section 6.3(b). In the event that any such TFT Distributor engages in more than such de minimis sales of TSI Products to entities that are not Financial Services Companies ("Non-FSC Sales"), (x) TFT shall use reasonable commercial efforts to assist TSI in obtaining a distribution or resale relationship directly with the TFT Distributor with TSI being the provider of all TSI Products to or for non-Financial Services Companies; (y) if more than 30% (but less than 50% ) of the revenues received by TFT from any such TFT Distributor are attributable to Non-FSC Sales, 75% of such revenues from Non-FSC Sales shall be paid by TFT to TSI; and (z) if more than 50% of the revenues received by TFT from any such TFT Distributor are attributable to Non-FSC Sales, all of such revenues from Non-FSC Sales shall be paid by TFT to TSI.

          (n) If either Reuters or TSI wish to have TSI engage in an activity, or to produce a product, otherwise prohibited to TSI pursuant to Section 6.1(c), the Parties shall engage in good faith negotiations in relation to whether to permit TSI, on such terms and conditions as may be agreed in writing, to engage in such otherwise prohibited activities either on its own or jointly with Reuters and/or TFT. If either TFT or TSI wish to have TFT engage in an activity otherwise prohibited to TFT pursuant to this Section 6.1, the Parties shall engage in good faith negotiations in relation to whether to permit TFT, on such terms and conditions as may be agreed in writing, to engage in such otherwise prohibited activities either on its own or jointly with TSI.

     6.2  Supply of Products.  In order to permit Reuters to distribute TSI
          ------------------
Products in accordance with Section 6.1, TSI shall promptly inform Reuters of the existence of each new TSI Product that TSI intends generally to make available, sell, embed, license, sublicense or distribute. At the same time that TSI makes such TSI Product available for sale or license to any Third-party, TSI shall also make such TSI Product, and true and correct copies of any related documentation and release notes, available to Reuters for distribution and sale by Reuters and Reuters Affiliates pursuant to Section 6.1. TSI shall make TSI Products available to Reuters at least to the same extent such products are made available for sale or license to Third-parties (e.g., as indicated on TSI's "Product Availability" chart).

     6.3  Distribution Fee.
          ----------------

          (a) Reuters shall pay TSI minimum annual license fees in respect of licensing and maintenance revenue recognized by the Reuters Parties in respect of TSI Products other than ETX Software (collectively the "Revenue-Sharing
                                                           ---------------
Products") of $16 million, $18 million and $20 million during 1999, 2000 and
--------
2001, respectively. The minimum annual license fees will be payable in quarterly installments on the last day of each calendar quarter ("Quarterly
                                                                  ---------
Minimum License Fee Installments"); provided that (x) a Quarterly Minimum
--------------------------------
License Fee Installment shall be payable at such time only if Reuters reasonably determines in good faith that TSI is not then in material breach of this Agreement and (y) the $16 million minimum annual license fee for 1999 shall be paid in three equal quarterly installments at the end of each quarter in 1999 beginning with the quarter ending June 30, 1999 (with the $16 million minimum license fee payable over the last three quarters of 1999 being reduced by the amount of any license fees paid previously by the Reuters Parties to TSI in respect of sales of TSI Products during 1999). Any such Quarterly Minimum License Fee Installment that is so withheld as provided in clause (x) above will be payable by Reuters to TSI (without interest) promptly after TSI shall have cured any and all such material breaches or if the breach is not capable of such cure, TSI shall have taken remedial measures to substantially mitigate any adverse impact on the Reuters Parties of such breach to Reuters' reasonable satisfaction. In no event shall any Quarterly Minimum License Fee Installment payable in respect of a given quarter exceed the difference between (i) the sum of the scheduled Quarterly Minimum License Fee Installment payable in respect of such quarter and any Quarterly Minimum License Fee Installments payable in respect of any prior quarter during the year in question and (ii) the aggregate amount of license fees (including Quarterly Minimum License Fee Installments) paid in respect of any such prior quarters during such year.

     Commencing with TSI's last fiscal quarter of 2001 and, so long as Reuters shall have elected in accordance herewith to pay a minimum annual license fee in respect of each intervening year, during TSI's last fiscal quarter of each succeeding year thereafter (or, if TSI's fiscal year is hereafter changed, the last calendar quarter of each such year), Reuters may elect at any time prior to the end of such quarter to pay, in the following year, a minimum annual license fee, in the case of each of the year 2002 and the year 2003, equal to $20 million, and for each year thereafter 110% of the minimum annual license fee payable by Reuters hereunder in such year in which the election is made (with the minimum annual license fee for the year 2004 accordingly being set at $22 million); provided that if Reuters does not elect to pay such minimum license fee in the following year the following arrangements will be applicable:

          (1) Reuters shall pay to TSI, on a quarterly basis, 35% of the licensing and maintenance revenue of the Reuters Parties and their Affiliates that is attributable to Revenue-Sharing Products recognized in accordance with GAAP or its foreign equivalent by the Reuters Parties and their Affiliates during each quarter;

          (2) notwithstanding any provision of this Agreement to the contrary, but subject to Section 6.6, the provisions of Section 2.4 and in Section 6.1(c) shall be deemed not to apply to Commodity Products, and TSI shall be permitted to sell, license or otherwise distribute Commodity Products to Financial Services Companies, with TSI permitted to provide standard maintenance, including upgrades, enhancements and bug fixes to customers of Commodity Products; and

          (3) the provisions of Section 5.2(b) regarding TSI's dedicated support obligations will be waived and TSI's maintenance obligation will consist of third level only, with Reuters having a right to contract with TSI for second level maintenance.

Once the arrangements in clauses (1), (2) and (3) above become effective following Reuters opting not to elect in respect of any applicable year to pay a minimum annual license fee in accordance with the foregoing provisions of this
Section 6.3(a), such arrangements shall continue in effect in perpetuity, subject to the provisions of Section 6.6.

     (b) At all times during which Reuters (or any Reuters Affiliate) distributes any TSI Products pursuant to this Article 6, Reuters shall pay TSI, on a quarterly basis, a license fee in respect of TSI Products equal to 40%
(or such lower rate as is expressly provided in Section 6.3(a) or Section 6.6) of the license and maintenance revenues attributable to Revenue-Sharing Products recognized by the Reuters Parties or any of their Affiliates during the prior quarter in accordance with GAAP or its foreign equivalents (less any discounts not already deducted from revenues and less any withholding taxes included in such revenues), excluding revenues attributable to TSI Products that are Embedded in TFT or Reuters products, such as TFT's Market Data System product or Reuters' Triarch product (including any successor products of Reuters or its Affiliates that incorporates or combines such TFT Market Data System or Reuters Triarch product, any and all such products being referred to as an "MDS") or
                                                                    ---
where TIB/Rendezvous is packaged with an MDS for use exclusively with such MDS, such that the end user may utilize TIB/Rendezvous only in connection with such MDS and with no other application, thereby requiring separate sale of TIB/Rendezvous to the end user for use in connection with other applications. However, if either of the Reuters Parties or any of their Affiliates sells or distributes such Revenue-Sharing Products through a Third-party, such license and maintenance fee shall be 50% of the revenue recognized by such Reuters Parties or Affiliates in accordance with GAAP or its foreign equivalents (less any discounts not already deducted from revenues and less any withholding taxes included in such revenues). The foregoing license fee rate shall be effective as of January 1, 1998. License Fees in excess of the applicable Quarterly Minimum License Fee Installment will be payable in respect of a particular calendar quarter only if and to the extent the aggregate amount of license fees accrued in respect of such quarter, together with the license fees accrued during all prior calendar quarters during the year in question, exceed the sum of the Quarterly Minimum License Fee Installment payable for such quarter and all such prior quarters in such year.

          (c) TSI shall have the right, at its sole expense, to engage its external auditors to audit the books and records of the Reuters Parties or any of their Affiliates relating to the maintenance and distribution of TSI Products for purposes of verifying the calculation of the license fees payable to TSI, subject to reasonable confidentiality provisions and further provided that such right shall be exercised no more frequently than once each calendar year. If any adjustments are made to the amount of licensing revenues that were recognized in a given quarter after the payment of license fees in respect of such quarter, corresponding adjustments will be made to the amount of license fees payable in respect of such quarter. The Reuters Parties shall maintain complete and accurate files and books and records of account with respect to the revenues earned from maintenance and distribution of the TSI Products by the Reuters Parties and their Affiliates. Records will be maintained for a period of at least three (3) years after the creation of such records.

     6.4  Allocation of Revenue.  In order to allocate fairly revenues relating
          ---------------------
to licenses of TSI and Reuters Parties products, services or any other item and the provision of related maintenance and support, such revenues shall be determined in accordance with the following:

          (i) The Reuters Parties shall allocate fees fairly as between the TSI Product license and maintenance fees, on the one part, and any Reuters or TFT products, services or any other item, sold in connection with any customer transaction or series of related transactions. Such fair allocation shall be based on a presumption that TSI Product license or maintenance fees have not been discounted at a greater rate (based on standard list price) than any Reuters or TFT products, maintenance, services or any other item, sold in connection with any customer transaction or series of related transactions.

          (ii) The Reuters Parties shall not structure any customer transaction or series of transactions with the purpose of reducing the pricing or allocation of TSI Product license or maintenance fees in relation to any such Reuters or TFT products or services or other items. For example, in a transaction that includes TSI Products and Reuters or TFT services, Reuters and TFT shall fairly allocate service fees only for services actually performed and shall not, in connection with the determination of the amount properly allocable to sales of products, deem TSI Product or license fees to have been discounted in a proportionate amount greater than the proportionate amount that such services have been discounted.

     The provisions of this Section 6.4(i) and (ii) shall apply mutatis mutandis to the allocation of revenues of TSI that are subject to a payment obligation from TSI to any Reuters Party under this Agreement.

     6.5  Reconciliation of 1998 License Fee Amounts.  The amount payable by
          ------------------------------------------
TFT to TSI in respect of the licensing by the Reuters Parties of TSI Products and the provision of related maintenance services during 1998 shall be reconciled on the books of TFT and TSI (and an appropriate adjusting payment shall be made) to reflect the actual amount owing to TSI under the Existing License Agreement based on the 40% license fee payable as described in
Section 6.3 above.

     6.6  Effect of the Occurrence of Specified Events on License Fee
          -----------------------------------------------------------
Obligations of Reuters.
----------------------

          (a) In the event that (i) any of the material restrictions imposed on TSI pursuant to Section 2.4 or the exclusivity rights of Reuters in Section 6.1(c) ceases to be legally and fully effective (in the case of the exclusivity rights granted in Section 6.1(c), other than by reason of expiration of the Exclusivity Period), or (ii) TSI shall have materially breached any of its obligations under this Agreement, and such breach shall not have been cured within a reasonable period not to exceed six months from the date written notice of such breach is given by Reuters or, in the case of an incurable breach, TSI shall not have taken remedial measures to substantially mitigate any material adverse impact on Reuters (and its Affiliates) of such breach to Reuters' reasonable satisfaction within a reasonable period not to exceed six months from the date written notice of such breach is given by Reuters, then, notwithstanding anything contained in this Agreement to the contrary,

          (x) if and to the extent applicable, Reuters, at its election, may cease immediately paying any further Quarterly Minimum License Fee Installments owing by Reuters for the remainder of such year or in any future year as to which Reuters otherwise would have an obligation to pay any minimum annual license fees pursuant to
               Section 6.3(a);

          (y) only in the event of a material breach by TSI of any of its obligations under this Agreement that is not cured when and as provided above in clause (ii) of this Section 6.6(a), and irrespective of whether Reuters is or is not then paying a minimum annual license fee to TSI pursuant to Section 6.3(a), TSI thereafter shall, solely with respect to Financial Services Companies, be prohibited from selling, licensing, distributing or otherwise exploiting, (I) during the Exclusivity Period, any and all Commodity Products, and (II) after the expiration of the Exclusivity Period, any and all Commodity Products that are Licensed Products, with the effect that thereafter TSI shall be prohibited from selling, licensing or distributing Commodity Products (or, after the expiration of the Exclusivity Period, Commodity Products that are Licensed Products) to Financial Services Companies without regard to any election by Reuters to pay, or any payment by Reuters of, any minimum annual license fee pursuant to Section 6.3(a); and

          (z) the license fee rates specified in Section 6.3 in respect of licensing and maintenance revenue shall be reduced to 30% (or, if lower, the lowest equivalent distribution fee or license fee received by TSI at such time for equivalent volumes from any other distributor or reseller of TSI Products), in each case effective as of the date on which such notice of breach has been given by the Reuters Parties.

          (b) If, after the expiration of the Exclusivity Period, TSI engages in any activity of a kind that is defined to be within the exclusive rights of Reuters under Section 6.1(c) (and thus such activity would have violated the exclusive rights of Reuters but for the expiration of the Exclusivity Period), and if such activity has not ceased in its entirety and the adverse impact of such activity on Reuters (and its Affiliates) eliminated in its entirety (including without limitation through the termination of all rights and licenses granted by TSI in connection with such activity) within six (6) months after TSI commenced such activity, or if TSI is incapable of causing such activity to cease in its entirety and eliminating the adverse impact of such activity on Reuters (and its Affiliates) in its entirety, TSI shall have failed to take remedial measures to substantially mitigate any material adverse impact on the Reuters Parties of such activity to Reuters' reasonable satisfaction within six
(6) months after TSI commenced such activity,

          (i) if and to the extent applicable, Reuters, at its election, may cease immediately paying any further Quarterly Minimum License Fee Installments owing by Reuters for the remainder of such year or in any future year as to which Reuters otherwise would have an obligation to pay any minimum annual license fees pursuant to
               Section 6.3(a) (it being understood that, upon any such election by Reuters, TSI shall be permitted to sell, license or distribute Commodity Products to any third party in perpetuity, subject to
               Section 6.6(a)); and

          (ii) the license fee rates specified in Section 6.3 in respect of license and maintenance revenue attributable to Revenue-Sharing Products shall be reduced to thirty percent (30%) (or, if lower, the lowest equivalent distribution fee or royalty received by TSI at such time for equivalent volumes from any other distributor or reseller of TSI Products), effective as of the date on which TSI commenced such activity.

                                  ARTICLE 7.

                           CONFIDENTIAL INFORMATION

     7.1  Treatment of Confidential Information.
          -------------------------------------

          (a) The Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information (except to the extent that the Receiving Party receives such

Confidential Information in connection with a transfer of ownership thereof pursuant to this Agreement) and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information.

          (b) All Deliverables provided by Reuters to TSI, other than published documents and materials, disclosing the TIB Technology shall be deemed Confidential Information of Reuters notwithstanding any failure to mark such documents or materials as "Confidential."

          (c) TSI may disclose Reuters Confidential Information to a Third-party only: (i) as may be permitted by this Agreement; (ii) subject to a written Confidentiality Agreement that contains terms at least as protective of such information as this Agreement; or (iii) with Reuters' express, prior written approval.

     7.2  Exclusions.
          ----------

          (a) Confidential Information shall exclude information that the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party; (ii) became known to the Receiving Party, without restriction, from a Third-party or Affiliate who had a right to disclose it; (iii) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; or (iv) was known to the Receiving Party at the time of disclosure.

          (b) The restrictions set forth in Section 7.1 shall not apply to Confidential Information which is required to be disclosed by the Receiving Party pursuant to an order or requirement of a court, administrative agency, or other governmental body; provided, however, that the Receiving Party shall provide prompt notice thereof to the Disclosing Party and shall use reasonable efforts to obtain a protective order or otherwise prevent public disclosure of such information.

     7.3  Confidentiality of Agreement.  Each Party agrees that the terms and
          ----------------------------
conditions of this Agreement, but not the existence of this Agreement, shall be treated as Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of pubic or commercial advertising without the prior written consent of the other Parties; provided, however, that each Party may disclose the terms and conditions of this Agreement:

          (a) as required by any court or other governmental body;

          (b)  as otherwise required by law;

          (c)  to legal counsel of the parties;

          (d) in connection with the requirements of any securities market filing or public offering;

          (e) in confidence, to accountants, banks, and financing sources and their advisors; or

          (f) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement.

     7.4  Third-party Disclosure.  Each Party agrees that, to the extent it is
          ----------------------
permitted to disclose Confidential Information to a Third-party or Affiliate (other than a Party), it shall do so pursuant to a written non-disclosure agreement containing terms at least as protective of Confidential Information as those set forth in this Agreement.

     7.5  Remedies.  Unauthorized use by a Receiving Party of the Disclosing
          --------
Party's Confidential Information will result in irreparable harm to the Disclosing Party. Therefore, if a Party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the Disclosing Party, in addition to any rights and remedies it may have, shall be entitled to seek equitable, including injunctive, relief to protect its Confidential Information.

                                  ARTICLE 8.

                            [INTENTIONALLY OMITTED]



                                  ARTICLE 9.

                                     TERM

     9.1  Term.  The term ("Term") of this Agreement shall commence on the
          ----
Effective Date and shall continue in perpetuity unless terminated by written agreement of the Parties.

     9.2  No Termination for Breach.
          -------------------------

          (a) This Agreement may not be terminated by any Party and, subject to any modified terms that shall become applicable hereunder in the event of the happening of specified events or actions, the rights granted, and obligations imposed, under this Agreement shall continue in full force and effect, notwithstanding any material breach of any term hereof by any party.

          (b) In the event of a breach of any term of this Agreement by a Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may bring
      ---------------                          -------------------
any action against the Breaching Party and may seek any and all relief and remedies, including damages (including monetary, punitive or enhanced damages), injunctive relief and equitable relief against the

Breaching Party. In the event of an adjudicated material breach by TSI of any term of this Agreement, a court or other tribunal shall award, and TSI agrees to pay, all costs, including court costs and attorneys' and expert fees, incurred by Reuters in bringing and maintaining such action (including any appeals).


                                  ARTICLE 10.

                REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     10.1  Warranties and Representations of the Reuters Parties.  The Reuters
           -----------------------------------------------------
Parties represent and warrant to TSI that: (i) they have the right, power and authority to enter into this Agreement and to fully perform their obligations hereunder; and (ii) the making of this Agreement does not violate any agreement existing between the Reuters Parties and any other Person.

     10.2  Warranties and Representations of TSI.  TSI represents and warrants
           -------------------------------------
to the Reuters Parties that: (i) it has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder; (ii) the making of this Agreement does not violate any agreement existing between TSI and any Person; (iii) to its knowledge, the TSI Products do not infringe or result in a misappropriation or other violation of the Intellectual Property Rights of any Third-party; (iv) the TSI Products provided by TSI to the Reuters Parties and the exercise by the Reuters Parties of any right granted to it by TSI hereunder with respect thereto will not infringe or result in a misappropriation or other violation the Intellectual Property Rights of any Third-party (but excluding the combination of TSI Products with third party hardware or software or such infringement or misappropriation that results from any modification by a Reuters Party to such TSI Product); (v) for ninety (90) days following delivery of any TSI Product to TFT or Reuters, such TSI Product, under normal use and service, will substantially conform in all material respects with the functional descriptions described in the then current user documentation provided by TSI for such product and will be free from viruses (provided that (1) TSI's obligation under the foregoing warranty shall be limited solely to repair or replacement of any such product defects and correction of functionality problems of which TSI is notified during such ninety (90) day period, with the period tolled after such notice; (2) a Reuters Party shall give TSI prompt notice of any alleged defect and shall provide TSI with such reasonable information and materials as such Reuters Party shall have available in order for TSI to diagnose and replicate the problem; (3) TSI shall have reasonable time to review such information and materials and to determine the necessary repair; and
(4) TSI's warranty shall not apply (x) to program defects which have been previously identified by TSI to the Reuters Parties and for which program corrections have been submitted to the Reuters Parties, (y) in the event there has been an alteration or revision to the TSI Product that was not authorized by TSI, or (z) where the latest TSI Product update or revision has been supplied but not used); and (vi) will not contain any undisclosed timers, lock-outs, backdoors or trapdoors or any other means of disabling the product (excluding flavoring or ticketing mechanisms).

     10.3  Year 2000 Warranties  TSI represents and warrants to the Reuters
           --------------------
Parties that, through July 31, 2000 and subject to the provisions set out below in this Section 10.3, each TSI

Product shall be Year 2000 Compliant (the "Year 2000 Warranty").  "Year 2000
                                           ------------------      ---------
Compliant" shall mean that there will not be a reduction in any material respect
---------
in the TSI Product's functionality, as a result of its inability to process date information accurately before, on or after January 1, 2000 (including leap years), which is solely attributable to the TSI Product. Where any Other Materials are used in connection with any TSI Product, TSI will not be in breach of the Year 2000 Warranty if the failure of the TSI Product to be Year 2000 Compliant is caused by any Other Materials being unable to process date information accurately before, on or after January 1, 2000 (including leap years). "Other Materials" means any hardware, firmware, software (including
         ---------------
databases and operating systems), and other materials, and any data or information, which are used in connection with the TSI Products and are not part of the TSI Products, including any other materials, software, data or information provided by the Reuters Parties or a Third-party licensee or distributor of the Reuters Parties and used in connection with the TSI Products. Neither TSI nor any Affiliates, employees, officers or directors, nor any third party supplier to TSI will be liable to the Reuters Parties or to any third party for any loss or damage in connection with any breach of the Year 2000 Warranty, except as provided in this Section 10.3. If TSI is in breach of the Year 2000 Warranty in relation to a TSI Product, the Reuters Parties' exclusive remedies, and TSI's exclusive obligations are: (a) to require TSI, at TSI's option, to either repair, replace or provide a workaround for the relevant product; or (b) if TSI is unable to provide a repair, replacement or workaround within a reasonable period of time, to release Reuters Parties from the obligation to pay maintenance fee royalties in respect of that TSI Product during the period from 1 January 2000 to the date on which the relevant product becomes Year 2000 Compliant. The Year 2000 Warranty does not apply to any data or other information provided to TSI by any information provider. Accordingly, TSI shall not be liable for any loss or damage arising from the fact that any such data or other information is not Year 2000 Compliant.

     10.4  WARRANTY EXCLUSIONS.  EXCEPT AS PROVIDED IN SECTIONS 10.2 AND 10.3
           -------------------
ABOVE, ALL SOFTWARE, TECHNOLOGY AND INTELLECTUAL PROPERTY LICENSED OR PROVIDED HEREUNDER, IS LICENSED AND PROVIDED, AS IS, AND WITHOUT WARRANTY OF ANY KIND. ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, UNINTERRUPTED SERVICE OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.

     10.5  Indemnification.
           ---------------

           (a) TSI shall defend, indemnify and hold harmless the Reuters Parties from and against any third-party claim, lawsuit or proceeding, and any debts, liabilities, losses, cost or expenses relating thereto or arising therefrom, including reasonable attorneys' fees, to the extent based on a claim that the TSI Products infringe, result in a misappropriation of or otherwise violate the Intellectual Property Rights of a Third-party (excluding any claim based on the combination of the TSI Products with any third party hardware or software, where the TSI Products would not so infringe, misappropriate or violate absent such combination, or where such infringement or misappropriation is attributable to any TIB Technology or Reuters Enhancement and would not have occurred but for such TIB Technology or Reuters

Enhancement); provided that TSI is promptly notified in writing of such claim and provided further that TSI shall have the exclusive right to control such defense and/or settlement, and the Reuters Parties provides reasonable assistance (at TSI's expense and reasonable request) in the defense of same. In no event shall the Reuters Parties settle any claim, lawsuit or proceeding without TSI's prior written approval. The Reuters Parties may, at its own expense, join in such defense if it so chooses.

          (b) In the event of any such claim, lawsuit or proceeding, TSI, at its sole option and expense, may (1) procure for the Reuters Parties the right to continue to use the TSI Products that are the subject thereof to the full extent provided in this Agreement or (2) replace or modify the TSI Products with software that in all material respects is functionally equivalent. If neither of the foregoing alternatives is reasonably practical in the reasonable opinion of TSI, after giving due consideration to all factors including financial expense, TSI may give notice to the Reuters Parties that all further use or exploitation of such TSI Product shall be at the sole risk of the Reuters Parties and the Reuters Parties thereafter will be responsible for any and all losses, damages, costs and expenses assessed or incurred as a result of such actual or alleged infringement that accrue on or after the date of such notice.

          (c) The foregoing states the entire liability of TSI with respect to the infringement of any Third-party Intellectual Property Rights.

                                  ARTICLE 11.

                            LIMITATION OF LIABILITY


     EXCEPT AS PROVIDED IN SECTION 6.1(f), IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, COST OF COVER OR LOST BUSINESS OPPORTUNITIES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY EVENTS OR TRANSACTIONS ARISING BY VIRTUE OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY BREACH HEREOF AND WHETHER THE CAUSE OF ACTION IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE. THE FOREGOING LIMITATIONS SHALL APPLY EVEN IF THE PARTY AGAINST WHOM DAMAGES ARE SOUGHT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                  ARTICLE 12.

                                 MISCELLANEOUS

     12.1  Notices.  Any notice or reports required or permitted to be given
           -------
under this Agreement shall be given in writing and shall be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission or registered mail, postage prepaid, return receipt requested, and shall be deemed given upon personal delivery five (5) days after deposit in the mail or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the Parties as follows or to such other person and address that a Party may specify in writing;

If to Reuters:                                 If to TSI:
---------------                                ---------

Reuters Limited                                TIBCO Software, Inc.
85 Fleet Street                                3165 Porter Drive
London, England                                Palo Alto, CA  94304
EC4P 4 AJ                                      Attn:  Chief Executive Officer
Attention:  General Counsel                    Tel:  (415) 846-5000
Tel:  011-44171-250-1122                       Fax:  (415) 846-5005
Fax:  011-44171-324-5406


If to TFT:
---------

TIBCO Finance Technology, Inc.
3375 Hillview Avenue
Palo Alto, CA  94304
Attn:  Chief Executive Officer
Tel:  (415) 846-5000
Fax:  (415) 846-5005


     12.2  Bankruptcy.  All rights and licenses granted to a Party under or
           ----------
pursuant to this Agreement by the other (other than the trademark license pursuant to Section 2.8) are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (11 U.S.C. 101, et seq.), licenses to rights of "intellectual property" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if a party is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of such party, or the party, as a debtor in possession, rightfully elects to reject this Agreement, the other party may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all rights hereunder granted to it, to the maximum extent permitted by law, subject to the payments, if any, specified herein.

     12.3   Audit. Reuters shall have the right, subject to reasonable limits
            -----
and reasonable confidentiality provisions, upon reasonable notice, to enter TSI's premises during normal business hours provided that such rights be exercised not more than once per calendar year for the purposes of (i) inspecting TSI's operations and determining TSI's compliance with the terms of this Agreement or (ii) auditing TSI's financial records for the sole purpose of verifying the calculations of the amounts payable to the Reuters Parties pursuant to Section 2.5. TSI shall cooperate with Reuters during such inspection or audit and shall make available to Reuters such materials and information as Reuters shall reasonably request. TSI shall maintain complete and accurate files and books and records of account with respect to all of its activities hereunder and all transactions relating to the Licensed Products and Licensed Services. Records will be maintained for a period of at least three (3) years after the creation of such records.

     12.4   Export Regulation. Neither TSI nor any of its sublicensees or
            -----------------
assignees shall export, directly or indirectly, any Technology or information acquired or licensed under this Agreement or any products utilizing any such Technology or information to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval.

     12.5  Waiver or Delay. Any waiver of any kind or character by a Party of a
           ---------------
breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing, and shall not operate or be construed as a waiver of any subsequent breach of the other party. No failure of a Party to insist upon strict compliance by the other with any obligation or provision hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such Party's right to demand exact compliance with the terms of this Agreement. Nor shall a Party's delay or omission in exercising any right, power or remedy upon a breach or default by the other Party impair any such right, power or remedy. The exercise of any right or remedy provided by this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

     12.6  Assignment.
           ----------

           (a) TSI may not directly or indirectly assign or transfer this Agreement or any of its rights, duties or obligations hereunder, except with the express written consent of Reuters, which consent shall not unreasonably be withheld. Reuters may, in its sole discretion, assign or transfer this Agreement, assign its rights and benefits under this Agreement, or delegate its duties hereunder to a Third-party, in whole or in part. Without limiting the foregoing, the acquisition by, or the merger of TFT with, an Affiliate of Reuters shall not in any way affect the rights or obligations of TFT hereunder and such acquiring or surviving corporation shall succeed to all of TFT's rights and be bound by the obligations under this Agreement.

           (b) In the event of the sale of any Reuters Affiliate, or substantially all of the assets of such Reuters Affiliate to a Third-party, all of such Affiliate's rights hereunder shall be transferable to such Third-party provided that such Third-party is bound by the provisions hereof and Reuters may grant, or sublicense to such Third-party, a license to all TSI Intellectual Property rights granted to Reuters hereunder as of the date of such acquisition, and such grant shall not in any way affect or limit Reuters' rights to such Intellectual Property Rights hereunder. In the event of any such transfer of a Reuters Affiliate that is not a Reuters Party, such Third-party shall not be entitled to any license to Enhancements created after the date of such transfer.

     12.7  Sales Tax. The Parties shall reasonably cooperate with one another in
           ----------
order to minimize sales and use taxes applicable to each of them as a result of the transactions contemplated hereby, provided that a Party shall not be required to act in a manner that is disadvantageous to itself.

     12.8  Force Majeure. If by reason of labor disputes, strikes, lockouts,
           -------------
riots, war, inability to obtain labor or materials, earthquake, fire or other action of the elements, accidents, governmental restrictions, appropriation or other cause beyond the control of a Party hereto, either party is unable to perform in whole or in part its obligations as set forth in this Agreement, then such party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform shall not make such Party liable to the other Party. Neither Party shall be liable for any loss, injury, delay or damages suffered or incurred by the other Party due to the above causes.

     12.9   Severability. The provisions of this Agreement are severable and if
            ------------
any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nevertheless be binding between the parties hereto. Notwithstanding the foregoing, if any Section or provision respecting limitations on the scope of any license grants to TSI with respect to any Reuters Intellectual Property Rights is declared void or unenforceable, then the corresponding grant of such license or rights to TSI shall also be void.

     12.10  Headings. The Section and article headings and captions of this
            --------
Agreement are included merely for convenience of reference. They are not to be considered part of, or to be used in interpreting, this Agreement and in no way limit or affect any of the contents of this Agreement or its provisions.

     12.11  Governing Law.  This Agreement shall be constructed in accordance
            -------------
with, and all disputes hereunder shall be governed by, the laws of the State of New York (without regard to that State's principles of choice of laws). The parties exclude in its entirety the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods. Any dispute arising out of this Agreement shall be brought in, and the parties consent to personal and exclusive jurisdiction of a venue in, the State and federal courts within New York City, New York.

     12.12  Relationship of the Parties.  Nothing contained in this Agreement,
            ---------------------------
as such, shall be construed as creating any agency, partnership, or other form of joint enterprise between the Reuters Parties and TSI. The relationship between the Reuters Parties and TSI shall at all times be that of independent contractors with respect to the matters contemplated by this Agreement. Neither the Reuters Parties nor TSI shall have authority to contract for or bind the other in any manner whatsoever. This Agreement confers no rights upon a Party except those expressly granted herein.

     12.13  Entire Agreement.  This Agreement is the complete, entire, final
            ----------------
and exclusive statement of the terms and conditions of the agreement between the parties. This Agreement supersedes, and the terms of this Agreement govern, any prior agreements, term sheets or letters of intent between the parties with respect to the subject matter hereof, including without limitation the Existing License Agreement, which the Parties hereby agree to terminate effective on the Effective Date. This Agreement may not be modified except in a writing executed by duly authorized representatives of the Parties. In the event of any conflict between any terms of this Agreement and the Agreement of Organization, the terms of this Agreement shall control.

     12.14  Counterparts.  This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

     12.15  Non-Solicitation.  TSI and the Reuters Parties shall agree not to
            ----------------
solicit the employees of the other party or parties for the two-year period commencing on the Effective Date.

     12.16  Joint Marketing Activities.  TSI and TFT may from time to time
            --------------------------
agree on joint marketing activities. Neither party shall have any financial obligation to the other in relation to marketing or advertising except as may be agreed in writing in advance.

     12.17  Publicity.  The parties shall maintain the confidentiality of this
            ---------
Agreement and not disclose or discuss its contents or the matters contemplated herein other than with affiliates and advisors that are subject to confidentiality restrictions or duties without, in the case of the Reuters Parties, the written consent of TSI and, in the case of TSI, the written consent of Reuters, subject in either case to applicable law. No press release or similar public communication regarding this Agreement or the matters contemplated herein shall be made without the prior written consent of both parties.

     12.18  Cedel Contract.  The assignment, effective January 1, 1998 of the
            --------------
Software License and Development Agreement dated January 1, 1994, as amended (the "Cedel Contract"), with Cedel Bank is hereby ratified by the Parties, and TSI shall have the right in the future to continue such contractual relationship with Cedel Bank, Cedel Global Services, or their Affiliates, or their successors and assigns (the "Cedel Parties"), and to enter into amendments and additional similar agreements with the Cedel Parties; provided, however, to the extent that TSI is requested to provide products or services not related to Cedel's "Strategic Businesses" (as defined in the agreement with Cedel Global Services dated May 11, 1999) for Deutsche Borsa in connection with the merger of Cedel and Deutsche Borsa, TSI shall, to the extent permitted by the terms of that agreement, offer TFT the first right to provide such products or services.

     12.19  Subcontractors.  Any Party shall have the right to appoint and use
            --------------
third party subcontractors with respect to performance of its obligations hereunder, provided that such Party remains responsible for such subcontractors' performance hereunder.

     12.20  Authority.  Notwithstanding that an obligation of TSI is expressly
            ---------
stated as being to either or both of Reuters of TFT, the satisfaction or performance by TSI of any such obligation to either Reuters or TFT shall be deemed to satisfy all such obligations of TSI to both Reuters and TFT and as between Reuters and TFT, Reuters shall be deemed to have the authority to provide all consents and approvals, and otherwise act on behalf of and bind, TFT with respect to any issue or dispute arising out of or related to this Agreement or the making or interpretation of this Agreement. In addition, Reuters and TFT shall be jointly and severally liable to TSI for either of Reuters or TFT's breach of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives as of the date first above written.

REUTERS LIMITED                              TIBCO SOFTWARE, INC.

By:_____________________________             By:__________________________

Name:___________________________             Name:________________________

Title:__________________________             Title:_______________________


TIBCO FINANCE TECHNOLOGY, INC.

By:_____________________________

Name:___________________________

Title:__________________________